                                                                 EXHIBIT 10.7(i)

                           SERIES A PREFERRED STOCK
                              PURCHASE AGREEMENT

                                    between

                                 eSYLVAN, INC.

                                      and

                             SYLVAN VENTURES, LLC

                           Dated as of June 30, 2000

                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT

     This Series A Preferred Stock Purchase Agreement (the "Agreement") is made as of June 30, 2000, between eSylvan, Inc., a Maryland corporation (the "Company"), and Sylvan Ventures, LLC, a Delaware limited liability company (the "Purchaser").

     WHEREAS, pursuant to a Contribution Agreement of even date herewith between the Company and Sylvan Learning Systems, Inc., a Maryland corporation ("Sylvan Learning"), Sylvan Learning entered into certain agreements and contributed a cash payment and the Contributed Assets (as defined therein) in exchange for shares (the "Initial Shares") of Common Stock, $0.001 par value, of the Company ("Common Stock");

     WHEREAS, pursuant to a Formation Agreement of even date herewith among Sylvan Learning and certain other parties, Sylvan Learning contributed the Initial Shares to the Purchaser; and

     WHEREAS, in connection with the foregoing transactions, the Company wishes to issue and sell to the Purchaser, and Purchaser wishes to purchase, shares of Series A Preferred Stock, $0.001 par value, of the Company ("Series A Preferred") on the terms and subject to the conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the covenants contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Purchaser agree as follows:

                                   ARTICLE I
                         THE SERIES A PREFERRED SHARES

     SECTION 1.01 Issuance, Sale and Delivery of the Series A Preferred Shares.
                  ------------------------------------------------------------
Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, an aggregate of 10,526,316 shares of Series A Preferred (the "Series A Preferred Shares") for a purchase price of $1.90 per share (the "Per Share Purchase Price") and $20,000,000 in the aggregate (the "Aggregate Purchase Price").

     SECTION 1.02 Scheduled Closings. The purchase and sale of the Series A
                  ------------------
Preferred Shares hereunder shall take place in six separate closings (each, a "Closing"), to be held at the offices of the Company on September 30, 2000, December 31, 2000, March 31, 2001, June 30, 2001, September 30, 2001 and
December 31, 2001 (each, a "Scheduled Closing Date"), or at such other locations, dates and times as may be agreed upon by the Purchaser and the Company. At each Closing, the Company shall deliver to the Purchaser a certificate for 1,754,386 Series A Preferred Shares, constituting one-sixth (1/6) of the Series A Preferred Shares to be purchased hereunder, registered in the Purchaser's name, and the Purchaser shall pay $3,333,333.34, constituting one-sixth (1/6) of the Aggregate Purchase Price, to the Company by certified or bank cashier's check or wire transfer of immediately available funds.

     SECTION 1.03 Accelerated Closings. Notwithstanding anything to the
                  --------------------
contrary herein, the Purchaser may, upon written notice to the Company (each, an "Acceleration Notice"), elect to have an accelerated closing (each, an "Accelerated Closing"), wherein the parties close on the purchase and sale of any or all of the Series A Preferred Shares in advance of one or more of the Scheduled Closing Dates. Each Acceleration Notice shall indicate the date of the Accelerated Closing (each, an "Accelerated Closing Date"), which date shall be at least two (2) days after the delivery of the Acceleration Notice, and the number of Series A Preferred Shares to be purchased at each Accelerated Closing. Unless otherwise agreed upon by the Purchaser and the Company, Accelerated Closings shall be held at the offices of the Company. At each Accelerated Closing, the Company shall deliver to the Purchaser a certificate for the number of Series A Preferred Shares set forth in the applicable Acceleration Notice (provided, however, that the sum of (i) the number of shares to be delivered at an Accelerated Closing and (ii) the total number of Series A Preferred Shares issued at any prior Closings hereunder shall not exceed 10,526,316), registered in the Purchaser's name, and the Purchaser shall pay to the Company by certified or bank cashier's check or wire transfer of immediately available funds an amount equal to the product of the number of Series A Preferred Shares delivered at the Accelerated Closing and the Per Share Purchase Price. In the event that Series A Preferred Shares are purchased and sold at an Accelerated Closing in accordance with this Section 1.03, then the respective obligations of the parties to purchase and sell shares on the immediately subsequent Scheduled Closing Date(s) shall be correspondingly reduced.

                                  ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Purchaser that, as of the date hereof and as of the date of each Closing or Accelerated Closing (as the case may be):

     SECTION 2.01 Organization, Qualifications and Corporate Power.  The
                  ------------------------------------------------
Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. The Company has the corporate power and authority to execute, deliver and, upon filing for record of an appropriate, duly authorized charter document with the State Department of Assessments and Taxation of Maryland ("SDAT") authorizing a class of capital stock designated Series A Preferred Stock, with the number of shares, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and other terms and conditions set forth in Exhibit A attached hereto (the "Charter Document"), perform this
         ---------
Agreement, the Registration Rights Agreement with the Purchaser in the form attached as Exhibit B (the "Registration Rights Agreement," and together with
            ---------
this Agreement, the "Transaction Documents"), to issue, sell and deliver the Series A Preferred Shares, and to issue and deliver the shares of Common Stock issuable upon conversion of the Series A Preferred Shares (the "Conversion Shares").

     SECTION 2.02 Authorization of Agreements, Etc.
                  --------------------------------

          (a) The execution and delivery by the Company of the Transaction Documents, the performance by the Company of its obligations thereunder, the issuance, sale and delivery of the Series A Preferred Shares, and the issuance and delivery of the Conversion Shares have been duly authorized by all requisite corporate action and, upon filing for record of the Charter Document, will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation of the Company or the Bylaws of the Company, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

          (b) Upon filing for record of the Charter Document, the Series A Preferred Shares will be duly authorized and reserved for issuance and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Series A Preferred of the Company, free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company. Upon issuance of the Series A Preferred Stock, the Conversion Shares will be duly reserved for issuance upon conversion of such Series A Preferred Shares and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company.
Neither the issuance, sale or delivery of the Series A Preferred Shares nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person which has not been satisfied or waived.

     SECTION 2.03 Validity.  The Transaction Documents have been duly executed
                  --------
and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable in accordance with their respective terms.

                                  ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to the Company that, as of the date here hereof, and as of the date of each Closing or Accelerated Closing (as the Company may be):

          (a) the Transaction Documents have been duly executed and delivered by the Purchaser and constitute the legal, valid and binding obligation of the Purchaser, enforceable in accordance with their respective terms;

          (b) it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able, financially, to bear the risks thereof;

          (c) the Series A Preferred Shares being purchased by it are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

          (d) it understands that (i) the Series A Preferred Shares and the Conversion Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of their issuance in a transaction from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Series A Preferred Shares and, upon conversion thereof, the Conversion Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Series A Preferred Shares and the Conversion Shares will bear a legend to such effect, and (iv) the Company will make a notation on its transfer books to such effect;

          (e) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act; and

          (f) if it sells any Conversion Shares pursuant to Rule 144A promulgated under the Securities Act, it will take all necessary steps in order to perfect the exemption from registration provided thereby, including (i) obtaining on behalf of the Company information to enable the Company to establish a reasonable belief that the purchaser is a qualified institutional buyer and (ii) advising such purchaser that Rule 144A is being relied upon with respect to such resale.

                                   ARTICLE IV
                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

     The obligation of the Purchaser to purchase and pay for the Series A Preferred Shares being purchased hereunder is, subject to the satisfaction (or waiver by the Purchaser), on or before each Closing (or Accelerated Closing, as the case may be), of the following conditions:

          (a) Representations and Warranties to be True and Correct.  The
              -----------------------------------------------------
representations and warranties contained in Article II shall be true, complete and correct in all material respects on and as of the applicable Closing Date or Accelerated Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the President of the Company shall have certified to such effect to the Purchaser in writing.

          (b) All Proceedings to be Satisfactory.  All corporate and other
              ----------------------------------
proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

          (c) Registration Rights Agreement.  The Company shall have executed
              -----------------------------
and delivered the Registration Rights Agreement.

          (d) Charter Document.  The Company shall have filed for record the
              ----------------
Charter Document with SDAT.

          (e) Bylaws.  The Company's Bylaws shall have been amended, if
              ------
necessary, to comply with Section 5.08 hereof.

          (f) Election of Director.  An individual designated by the Purchaser
              --------------------
(the "Series A Director") shall have been elected as a director and shall hold such position as of each Closing or Accelerated Closing, as the case may be.

                                   ARTICLE V
                            COVENANTS OF THE COMPANY

The Company covenants and agrees with the Purchaser that:

     SECTION 5.01 Financial Statements, Reports, Etc.  The Company shall
                  ----------------------------------
furnish to the Purchaser:

          (a) within one hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company;

          (b) within thirty (30) days after the end of each quarter in each fiscal year, a consolidated balance sheet of the Company and its subsidiaries, if any, and the related consolidated statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company or other executive officer of the Company with similar title and duties, such consolidated balance sheet to be as of the end of such quarter and such consolidated statements of income, stockholders' equity and cash flows to be for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, in each case with comparative statements for the prior fiscal year;

          (c) at the time of delivery of each quarterly statement pursuant to
Section 5.01(b), a management narrative report explaining all significant variances from forecasts and all significant current developments in staffing, marketing, sales and operations;

          (d) no later than sixty (60) days prior to the start of each fiscal year, consolidated capital and operating expense budgets, cash flow projections and income and loss projections for the Company and its subsidiaries in respect of such fiscal year, all itemized in reasonable detail and prepared on a monthly basis, and, promptly after preparation, any revisions to any of the foregoing;

          (e) promptly following receipt by the Company, each audit response letter, accountant's management letter and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company or any of its subsidiaries;

          (f) promptly after the commencement or notice thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries that could materially adversely affect the Company or any of its subsidiaries, if any;

          (g) promptly upon sending, making available or filing the same, all press releases, reports and financial statements that the Company sends or makes available to its stockholders or files with the Securities and Exchange Commission; and

          (h) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries as such Purchaser reasonably may request.

     SECTION 5.02 Reserve for Conversion Shares.  The Company shall at all
                  -----------------------------
times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Series A Preferred Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Series A Preferred Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Series A Preferred Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of the Conversion Shares.

     SECTION 5.03 Corporate Existence.  The Company shall maintain and shall
                  -------------------
cause each of its subsidiaries (if any) to maintain, their respective corporate existence, rights and franchises in full force and effect.

     SECTION 5.04 Inspection, Consultation and Advice.  The Company shall
                  -----------------------------------
permit and cause each of its subsidiaries (if any) to permit the Purchaser and such persons as the Purchaser may designate, at the Purchaser's expense, to visit and inspect any of the properties of the Company and its subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with the Purchaser and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and its subsidiaries as to their affairs, finances and accounts, during normal business hours following reasonable notice and in such manner so as not to interrupt the normal operations of the Company or such subsidiaries.

     SECTION 5.05 Restrictive Agreements Prohibited.  Neither the Company nor
                  ---------------------------------
any of its subsidiaries shall become a party to any agreement, which by its terms prohibits the Company's performance of any of the Transaction Documents.

     SECTION 5.06 Expenses of Directors.  The Company shall promptly reimburse
                  ---------------------
in full the Series A Director for all reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any Committee thereof.

     SECTION 5.07 Use of Proceeds.  The Company shall use the proceeds from the
                  ---------------
sale of the Series A Preferred Shares solely for working capital.

     SECTION 5.08 Bylaws.  The Company shall at all times maintain provisions
                  ------
in its Articles of Incorporation and/or Bylaws indemnifying all directors against liability and absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the laws of the State of Maryland.

     SECTION 5.09 Compliance with Laws.  The Company shall comply, and cause
                  --------------------
each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

     SECTION 5.10 Keeping of Records and Books of Account.  The Company shall
                  ---------------------------------------
keep, and cause each subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     SECTION 5.11  Change in Nature of Business.  The Company shall not make, or
                   ----------------------------
permit any subsidiary to make, any material change in the nature of its business as it is currently conducted.

     SECTION 5.12  Termination of Covenants.  The covenants set forth in Article
                   ------------------------
V shall terminate and be of no further force or effect as to the Purchaser when the Purchaser no longer holds any shares of Series A Preferred of the Company.

                                   ARTICLE VI
                                 MISCELLANEOUS

     SECTION 6.01  Expenses.  Each party hereto will pay its own expenses in
                   --------
connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

     SECTION 6.02  Survival of Agreements.  All covenants, agreements,
                   ----------------------
representations and warranties made in any of the Transaction Documents or any certificate or instrument delivered to the Purchaser pursuant to or in connection with any of the Transaction Documents shall survive the execution and delivery of all of the Transaction Documents, the issuance, sale and delivery of the Series A Preferred Shares, and the issuance and delivery of the Conversion Shares, and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company.

     SECTION 6.03  Brokerage.  Each party hereto will indemnify and hold
                   ---------
harmless the other against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

     SECTION 6.04  Parties in Interest.  All representations, covenants and
                   -------------------
agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all covenants and agreements benefiting the Purchaser shall inure to the benefit of any and all subsequent holders from time to time of Series A Preferred Shares or Conversion Shares.

     SECTION 6.05  Notices.  All notices, requests, consents and other
                   -------
communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

               (a) if to the Company, at 34 Market Place, Baltimore, Maryland 21202, Attention: Robert Zentz; and

               (b) if to the Purchaser, at 1000 Lancaster Street, Baltimore, MD 21202, Attention: B. Lee McGee;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

     SECTION 6.06  Governing Law.  This Agreement shall be governed by and
                   -------------
construed in accordance with the laws of the State of Maryland.

     SECTION 6.07  Entire Agreement.  This Agreement, including the Exhibits
                   ----------------
hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. All Exhibits hereto are hereby incorporated herein by reference.

     SECTION 6.08  Counterparts.  This Agreement may be executed in two or more
                   ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 6.9   Amendments.  This Agreement may not be amended or modified,
                   ----------
and no provisions hereof may be waived, unless such amendment, modification or waiver is in writing and signed by the Company and the holders of at least two-thirds of the Series A Preferred Shares then outstanding.

     SECTION 6.10  Severability.  If any provision of this Agreement shall be
                   ------------
declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

     SECTION 6.11  Titles and Subtitles.  The titles and subtitles used in this
                   --------------------
Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

     SECTION 6.12  Certain Defined Terms.  As used in this Agreement, the
                   ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          (a) "person" shall mean an individual, corporation, limited liability company, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

          (b) "subsidiary" shall mean, as to the Company, any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), is at the time directly or indirectly owned by the Company and/or by one or more of its subsidiaries.

                 [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Company and the Purchaser have executed this Series A Convertible Preferred Stock Purchase Agreement as of the day and year first above written.

Attest:                            eSYLVAN, INC.


                                   By: /s/ David A. Graves
_____________________________          _________________________________(SEAL)
Secretary                              David A. Graves, President


Attest:                            PURCHASER:

                                   SYLVAN VENTURES, LLC


                                   By: /s/ R. Christopher Hoehn-Saric
_____________________________          _________________________________(SEAL)
Secretary                              R. Christopher Hoehn-Saric, President

                                   EXHIBIT A
                                   ---------

                               CHARTER DOCUMENT

     At least 10,526,316 shares of the capital stock of the Company shall be designated Series A Preferred Stock, with a par value of $0.001 per share ("Series A Preferred").

     Holders of Series A Preferred shall be entitled to five votes for each share of common stock into which the Series A Preferred held of record by such holder may be converted on all matters submitted to a vote of stockholders. Holders of Series A Preferred, voting as a separate class, are entitled to elect one (1) director to the board of directors of the Company (the "Board").
Holders of Series A Preferred shall be entitled to receive ratably such dividends as may be declared from time to time by the Board on Common Stock (on an as-converted basis) and/or on Series A Preferred out of funds legally available therefor. In the event of a dissolution, liquidation or winding-up, holders of Series A Preferred shall be entitled to share ratably (on an as-converted basis) with holders of Common Stock in all assets remaining after payment of liabilities, and subject to the rights of any holders of other classes or series of stock that are then outstanding. Series A Preferred shall have no preemptive or other subscription rights and no sinking fund provisions shall be applicable to Series A Preferred.

     Any holder of Series A Preferred shall be entitled to convert to Common Stock all or any of the shares of Series A Preferred held by such holder at any time. All outstanding shares of Series A Preferred shall automatically convert to Common Stock upon the closing of a firm commitment underwritten public offering of shares of the capital stock of the Company in which:

 . the aggregate price paid for the shares by the public is $10,000,000 or more, and

 . the price paid by the public for the shares reflects a preoffering valuation of $40,000,000 or more.

     The total number of shares of Common Stock into which the Series A Preferred shall be convertible shall be equal to the number of shares of Series A Preferred being converted multiplied by a conversion ratio, which ratio shall be determined by dividing $1.90 by the conversion price in effect at the time of such conversion. The initial conversion price shall be $1.90. The conversion price shall be subject to adjustment as follows:

          If at any time prior to a firm commitment underwritten public offering of shares of capital stock of the Company satisfying the criteria set forth above, additional shares of Common Stock of the Company, or other securities or rights convertible into or exercisable for Common Stock, shall be issued at a purchase price per share that is or is subsequently adjusted to be less than the then-applicable conversion price (other than the issuance of (i) Class A Common stock, (ii) Common Stock options under the Company's omnibus stock plan, or (iii) Common Stock to former stockholders of Ivy West Educational Services, Inc. in connection with the acquisition of its assets), the conversion price shall be reduced on a weighted average basis to diminish the dilutive effect of such issuance on the Series A Preferred. Similarly, the conversion price shall be adjusted to prevent dilution upon the occurrence of stock splits, stock dividends, combinations, reclassifications, and other similar transactions.

                                     -11-